AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

                           DATED AS OF APRIL 15, 1999

                                    BETWEEN

                                  PEARSON INC.

                                       AND

                             JOHN WILEY & SONS, INC.

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     AMENDMENT NO. 1, dated as of May 10, 1999 (this "Amendment"),  to the Asset
Purchase Agreement, dated as of April 15, 1999 (the "Asset Purchase Agreement"), between Pearson Inc., a Delaware corporation ("Pearson"), and John Wiley & Sons, Inc., a New York corporation ("Buyer"). Capitalized terms, unless otherwise defined in the context of their first use, shall have the meanings given in the Asset Purchase Agreement.

     WHEREAS, Pearson and Buyer desire to amend the Asset Purchase Agreement in certain respects to provide for, among other things, the retention by Pearson of Jordan-Bychkov/Domosh, The Human Mosaic: A Thematic Introduction to Cultural Geography, which was contemplated to be sold to Wiley pursuant to such Asset Purchase Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Amendments to Asset Purchase Agreement.

     (a) Section 2.1 of the Asset Purchase Agreement is hereby amended by deleting the phrase "$59,300,000," and substituting therefor the phrase "$58,094,000," in the third line thereof.

     (b) Section 3.1 of the Asset Purchase Agreement is hereby amended and restated in its entirety to be and to read as follows:

          Section 3.1. Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 at such time and on such date as Buyer and Pearson may agree (the "Closing Date"), but in no event later than eight Business Days following receipt of the approval described in Section 3.4(ii).

     (c) The definition of "Final Transfer Date" in Section 11.2 of the Asset Purchase Agreement is hereby amended and restated in its entirety to be and to read as follows:

          "Final Transfer Date" means May 21, 1999.

     (d)  The  definition  of "Inventory  Target  Amount" in Section 11.2 of the
          Asset Purchase Agreement is hereby amended and restated in its entirety to be and to read as follows:

          "Inventory Target Amount" means $1,300,000 reduced by the value of all Inventory (as of the Closing Date) that relates to a Title that is a Retained Title after the Outside Consent Date, and further reduced by the value (determined using the same policies, practices and estimates described in Section 2.3) of all inventory (as of the Closing Date) relating to Jordan-Bychkov/Domosh, The Human Mosaic: A Thematic Introduction to Cultural Geography and its related ancillary materials (collectively, the "Retained Geography Title"), including, but not limited to, all assembled and salable inventory of the Retained Geography Title, all free-with-order and sample materials, all materials and supplies, and all work in process solely relating to the Retained Geography Title and owned by any Seller or its Affiliates as of the Closing Date.

     (e) The definition of "Outside Consent Date" in Section 11.2 of the Asset Purchase Agreement is hereby amended and restated in its entirety to be and to read as follows:

          "Outside Consent Date" means May 19, 1999.

     (f)  Schedules  1.1(a),  1.1(b),  2.2,  4.6,  4.13  and  6.12 to the  Asset
          Purchase Agreement are hereby deleted in their entirety and replaced with the corresponding schedules attached hereto.

          Section 2. Effect of Amendments. Except as and to the extent expressly modified by this Amendment, the Asset Purchase Agreement shall remain in full force and effect in all respects.

          Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and for greater certainty, the provisions set forth in Section 12.9 of the Asset Purchase Agreement are incorporated herein by reference and made a part hereof.

          Section 4. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same instrument.

                           [signature page to follow]

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Amendment as of the day and year first above written.

                                  PEARSON INC.

                                  By:___________________________
                                     Name:
                                     Title:


                                  JOHN WILEY & SONS, INC.

                                  By:___________________________
                                     Name:
                                     Title: